SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2018

Nutriband, INC.

Nevada	000-55654	81-1118176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

309 Celtic Ct., Oviedo Florida	32765
(Address of Principal Executive Offices)	(Zip Code)

1 (407) 880-6810

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

The Company has entered into an acquisition agreement to acquire 100% stake in 4P Therapeutics Inc. Inc., in exchange for $400,000 and 250,000 shares of common stock of Nutriband Inc.

FOR THE FULL TERMS OF THE AGREEMENT, PLEASE REFER TO THE COPY THEREOF FILED AS EXHIBIT 99.2 TO THIS REPORT.

The company issued a Press Release on April 10, 2018.

Item 5.02. Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers

The Company has Nutriband Inc. has appointed Steven Damon to the Board of Directors. Mr Damon has over 20 years of experience with various business roles in the medical and pharmaceutical industries. Before founding 4P Therapeutics, Steve led the Business Development team at Altea Therapeutics as the company's Senior Vice President of Business Development. He was responsible for executing several key partnerships with various pharmaceutical companies for Altea's novel transdermal patch technology, bringing over $45 million of non-dilutive financing into Altea Therapeutics. Also, Steve currently serves on the board of directors for Georgia BIO.

Prior to joining Altea Therapeutics, Steven Damon was at Durect Corporation in Cupertino, Ca, where in addition to completing product partnership agreements, he was was responsible for other commercial activities including the Alzet brand drug delivery pumps and was President of a wholly owned subsidiary - Absorbable Polymers International. He was previously at Kimberly-Clark Healthcare, with lead responsibilities for commercial development of the healthcare business in Europe and key responsibilities for a number of major acquisition deals.

The Company has appointed Alan Smith Ph.D. as head of Regulatory and Clinical Operations. Alan Smith, Ph.D., co-founded 4P Therapeutics in 2011 and serves as Vice President, Clinical, Regulatory, Quality, and Operations. Previously, he was with Altea Therapeutics, most recently serving as Vice President, Product Development and Head of Clinical R&D, Regulatory Affairs, and Project Management. At Altea, he led major research and development programs with pharmaceutical companies such as Eli Lilly, Amylin, Hospira, Elan, and Novartis. He joined Altea as one of the first employees and spent 12 years growing its multidisciplinary drug delivery research and development organization.

Dr. Smith has 20 years of experience in the research and development of drug and biologic delivery systems, diagnostics and medical devices for treatment and management of diabetes, chronic pain and cardiovascular disease. Prior to joining Altea Therapeutics, he led the development of transdermal glucose monitoring systems at SpectRx, Inc., a publicly traded noninvasive diagnostics company. Dr. Smith received Ph.D. and M.S. degrees in Biomedical Engineering from Rutgers University and the University of Medicine and Dentistry of New Jersey. He currently serves on the Editorial Advisory Board of Expert Opinion on Drug Delivery.

1

Item 8.01 Other Events.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Throughout this report, we make statements that may be deemed "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities, events, outcomes and other matters that Chancellor plans, expects, intends, assumes, believes, budgets, predicts, forecasts, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this report.

 Any forward-looking statements that we may make are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those anticipated by us. Any forward-looking statements are subject to the risks and uncertainties that could cause actual results of operations, financial condition, cost reductions, acquisitions, dispositions, financing transactions, operations, expansion, consolidation and other events to differ materially from those expressed or implied in such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements. As a result, the reader is cautioned not to rely on these forward-looking statements. Due to known and unknown risks, the company’s actual results may differ materially from its expectations or projections.

While most risks affect only future costs or revenues anticipated by the company, some risks may relate to accruals that have already been reflected in results of operations. The company’s failure to receive payments of accrued amounts or if liabilities are incurred in excess of amounts previously recognized, a charge against future earnings could result. In addition, any forward-looking statements should be considered in context with various disclosures made by us about our business including, without limitation, the risk factors more particularly described below in “Risk Factors.”

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Nutriband, Inc. April 10, 2018
99.2	Acquisition Agreement, dated as of April 5, 2018

2

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NUTRIBAND, INC.

Date: April 10, 2018	By:	/s/ Gareth Sheridan
R: Gareth Sheridan
Chief Executive Officer

3